SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    March 15, 2007

CASH TECHNOLOGIES, INC.
(Exact name of Registrant as specified in charter)

Delaware	000-24569	95-4558331
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1434 West 11th Street Los Angeles, California	90015
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code   (213)745-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 7.01 - Regulation FD Disclosure
Section 3.—Securities and Trading Markets.

On March 15, 2007 Cash Technologies, Inc., a Delaware corporation (the “Company”) received a letter notifying the Company that it is not in compliance with Section 704 of the Amex Company Guide; in particular that the Company did not hold an annual meeting of its stockholders during the year ended May 31, 2006.

The Company had informed Amex that an annual meeting of stockholders was scheduled to be held on May 17, 2007. Accordingly, the March 15, 2007 letter from Amex also confirmed that, in accordance with Section 1009 of the Amex Company Guide, the Company’s scheduled May 17, 2007 annual meeting of stockholders would bring the Company into compliance with the continued listing standards, but that the Company’s continued listing on Amex is conditioned on the annual meeting of stockholders taking place no later than May 29, 2007.

The record date for the May 17, 2007 annual meeting has been set for April 13, 2007.

On March 22, 2007, the Company issued a press release reporting its receipt of the foregoing letter and announcing its scheduled May 17, 2007 annual meeting of stockholders. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 22, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8K to be signed on its behalf by the undersigned hereunto duly authorized.

CASH TECHNOLOGIES, INC.
(Registrant)

By:_______________________
Edmund King
Chief Financial Officer
Dated:    2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 22, 2007